Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report on the financial statements of Vail Resorts 401(k) Retirement Plan dated June 27, 2002 included in this Form 11-K into the Company's previously filed Registration Statement on Form S-8 (No. 333-20523).

/s/ Arthur Andersen LLP

Denver, Colorado,
June 27, 2002.